FORM 8-K

                         CURRENT REPORT

Pursuant To Section 13 Or 15(d) of the Securities Act Of 1934

Date of Report (Date of earliest event reported): January 25, 2001
                                                  ----------------

                  Fechtor, Detwiler, Mitchell & Co.
     (Exact name of registrant as specified in its charter)

    Delaware                         0-12926             95-2627415
 ----------------------------       -------------      --------------------
 (State of other jurisdiction       (Commission        (IRS Employer or
  incorporation)                     File Number)       Identification No.)







      225 Franklin Street, 20th Floor,  Boston, Massachusetts 02110
      -------------------------------------------------------------
      (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: 617-451-0100
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ITEM 5.   OTHER EVENTS
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     On January 25, 2001, the Company announced its acquisition of K. & S., Inc., a specialist firm with operations at the Boston Stock Exchange. K. & S., Inc. is one of the largest independently owned specialist operations on the Boston Stock
Exchange and was formed 28 years ago.   Kenneth M. King,
President of K. & S., Inc., will continue to serve as President of the firm.

     Additionally, the Company announced the formation of Detwiler, Mitchell & Co. (UK) Limited headquartered in London, England. Detwiler, Mitchell & Co. (UK) Limited will conduct institutional sales and investment banking throughout the UK, Europe and Canada. George Simpkins will serve as Managing Director of the firm assisted by Phil Routledge. Both Mr. Simpkins and Mr. Routledge have significant international investment experience and specialize in providing research on fuel cell technology companies.

     A copy of the press release concerning this announcement is attached to this Report as Exhibit 28.1 and is hereby incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------   ---------------------------------

          (c)  Exhibits.

               The following exhibit is filed herewith:

                    28.1 Press Release dated January 24, 2001 announcing acquisition of of K. & S., Inc. and establishment London operations.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FECHTOR, DETWILER, MITCHELL & CO.
                                     ---------------------------------
                                              (Registrant)

Dated:  January 31, 2001             By:  /s/ Robert E. Jeffords
                                     ---------------------------------
                                              (Signature)
                                             Robert E. Jeffords
                                             Assistant Secretary

                           Page 2 of 2


                             EXHIBIT 28.1
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NEWS RELEASE                                                 FEDM
------------------------------------------------------------------------

Contacts: James K. Mitchell                      Stephen D. Martino
          Chairman and Chief Executive Officer   Chief Financial Officer
          (617)747-0180                          (617) 747-0154

              FECHTOR, DETWILER, MITCHELL & CO. ANNOUNCES
                     ACQUISITION OF K. & S., INC.

BOSTON, MA - (January 25, 2001) - Fechtor, Detwiler, Mitchell & Co. (NASDAQ: FEDM; PCX: FDE) today announced its acquisition of K. & S., Inc., a specialist firm with operations at the Boston Stock Exchange.
K. & S., Inc. is one of the largest independently owned specialist operations on the Boston Stock Exchange and was formed 28 years ago. Kenneth M. King, President of K. & S., Inc., will continue to serve as President of the firm.

     Additionally, the Company announced the formation of Detwiler, Mitchell & Co. (UK) Limited headquartered in London, England. Detwiler, Mitchell & Co. (UK) Limited will conduct institutional sales and investment banking throughout the UK, Europe and Canada. George Simpkins will serve as Managing Director of the firm assisted by Phil Routledge. Both Mr. Simpkins and Mr. Routledge have significant international investment experience and specialize in providing research on fuel cell technology companies.

     Mr. James K. Mitchell, Chairman and CEO of Fechtor, Detwiler, Mitchell & Co. said, "We are delighted that Ken King chose to become part of our new and growing firm. K. & S. has a stellar reputation on the Boston Stock Exchange in terms of quality of execution and client service. This acquisition will allow Fechtor, Detwiler & Co., our Boston based broker-dealer, to expand its activities on the Boston Stock Exchange and provide cost savings opportunities for the clearing operations of the firm. Both the acquisition of K. & S. and the formation of Detwiler, Mitchell (UK) provide the leverage needed to expand our distribution systems for investment banking products, identify additional relationships that would benefit from our research efforts, and provide potential sources of order flow for our trading activities."

     Andrew F. Detwiler, President of Fechtor, Detwiler, Mitchell & Co. said, "We believe these two transactions solidly position the firm to expand its activities, leverage our platforms and talents and increase revenues in line with the strategic direction of the firm."

     Fechtor, Detwiler, Mitchell & Co. is the holding company for Fechtor, Detwiler & Co., Inc., an investment banking, merchant banking and brokerage company headquartered in Boston, Massachusetts; K. & S., Inc., a specialist firm with operations at the Boston Stock Exchange; James Mitchell & Co., a financial services company located in San Diego, California; and Detwiler, Mitchell & Co. (UK) Limited, an investment banking and brokerage company headquartered in London, England.

     Cautionary Statement regarding forward-looking statements:
Certain statements in this news release may contain forward-looking statements within the meaning of the Federal securities laws. Such statements should be considered in light of the risks and uncertainties associated with Fechtor, Detwiler, Mitchell & Co. and its operating subsidiaries, including those economic and market risks contained in the Fechtor, Detwiler, Mitchell & Co. Annual Report on Form 10-K, and other risks prevailing from time to time; all of which are subject to material changes and may cause actual results to vary materially from what had been anticipated.

                              [FEDM LOGO]
                    225 Franklin Street, 20th Floor
                           Boston, MA 02110
                             (617)451-0100